UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 5, 2004
(Date of earliest event reported)

HealthTronics Surgical Services, Inc.
(Exact name of the Registrant as specified in its charter)

Georgia	000-30406	58-2210668
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer identification No.)

1841 West Oak Parkway, Suite A, Marietta, Georgia	30062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
770-419-0691

Item 2. Acquisition or Disposition of Assets.

     On March 5, 2004, HealthTronics Surgical Services, Inc. (the “Company”), through a wholly owned Swiss subsidiary, acquired all of the issued and outstanding capital stock of HMT Holding AG. HMT Holding AG, a Swiss company (“HMT Holding”) owns 72.4% of the voting shares and 39.7% financial interest shares of HMT High Medical Technologies AG. The collective purchase price is USD 1,000 and 800,000 shares of Company common stock, pursuant to the terms of the Sale and Purchase Agreement by and among the Company, HealthTronics GmbH, a wholly owned subsidiary of the Company (“Purchaser”) and Dr. Andreas Bänziger, Norbert Brill, Thomas Fischer, Wilfred Thom and Roland Germann (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement the Purchaser shall pay to the owners of HMT Holding each owner’s pro rata share of the USD 1,000 and the 800,000 shares of Company common stock. In conjunction with the acquisition, the Purchaser contributed approximately $1,500,000 to HMT Holding which HMT Holding used to repay its bank debt.

Item 7. Financial Statements and Exhibits.

c.	Exhibits

2.1	Stock Purchase Agreement by and among the Company and Dr. Andreas Bänziger, Norbert Brill, Thomas Fischer, Wilfred Thom and Roland Germann.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HealthTronics Surgical Services, Inc.
Dated:	By: /s/ Victoria W. Beck
March 12, 2004	Victoria W. Beck
Executive Vice President and Chief Accounting Officer

Exhibit Index

The following is a list of the Exhibits filed herewith.

Exhibit Number	Description of Exhibit

2.1	Stock Purchase Agreement by and among the Company and Dr. Andreas Bänziger, Norbert Brill, Thomas Fischer, Wilfred Thom and Roland Germann